Exhibit 99.1

MicroVision Announces Third Quarter 2021 Results

REDMOND, Wash., October 28, 2021 — MicroVision, Inc. (NASDAQ: MVIS), a leader in MEMS based solid state automotive lidar and micro-display technology for augmented reality, today announced its third quarter 2021 results.

Revenue for the third quarter of 2021 was $0.7 million, compared to $0.6 million for the third quarter of 2020. MicroVision’s net loss for the third quarter of 2021 was $9.4 million, or $0.06 per share, which includes $2.8 million of non-cash, share-based compensation expense, compared to a net loss of $2.8 million, or $0.02 per share, which includes $0.5 million of non-cash, share-based compensation expense, for the third quarter of 2020. Adjusted EBITDA for the third quarter of 2021 was negative $6.2 million, compared to negative $2.1 million in the third quarter of 2020.

Cash used in operations in the third quarter of 2021 was $10.0 million, compared to cash used in operations in the third quarter of 2020 of $3.5 million. The Company ended the third quarter of 2021 with $125.1 million in cash and cash equivalents, compared to $16.9 million at the end of the fourth quarter of 2020.

“Following our participation in the IAA Mobility Show in Munich, Germany last month, I remain confident that we are on the right path,” said Sumit Sharma, MicroVision’s Chief Executive Officer. “We’ve received very encouraging feedback from potential customers citing, in particular, the low cost and compact size of our automotive lidar sensor, the maturity of MicroVision’s core technology, and our software capabilities, leading to a number of requests for additional information and proposals from OEMs. With this positive response, combined with our healthy balance sheet and talented team, I remain bullish on MicroVision’s ability to succeed in the evolving ADAS and autonomous driving market.”

Financial Results Webcast

MicroVision will host a webcast which will start at 2:00 p.m. Pacific Time on Thursday, October 28, 2021. The webcast can be accessed from the Investor Relations section of MicroVision’s website on the Investor Relations Events Calendar page at https://ir.microvision.com/news-events/ir-calendar/detail/9875/q3-2021-financial-and-operating-results-call . Investors may submit questions for management in advance to IR@MicroVision.com or beginning 10 minutes before or during the live webcast on October 28, 2021, from the webcast link. The webcast will be available for rebroadcast from the Investor Relations section of MicroVision’s website on the Investor Relations Calendar page.

About MicroVision

MicroVision is a pioneering company in MEMS based laser beam scanning technology that integrates MEMS, lasers, optics, hardware, algorithms and machine learning software into its proprietary technology to address existing and emerging markets. The Company’s integrated approach uses its proprietary technology to provide solutions for automotive lidar sensors, augmented reality micro-display engines, interactive display modules and consumer lidar modules.

For more information, visit the Company’s website at www.microvision.com, on Facebook at http://www.facebook.com/microvisioninc or follow MicroVision on Twitter at @MicroVision.

MicroVision is a trademark of MicroVision, Inc. in the United States and other countries. All other trademarks are the properties of their respective owners.

Non-GAAP information

To supplement MicroVision’s condensed financial statements presented in accordance with GAAP, the Company presents investors with the non-GAAP financial measure “adjusted EBITDA.” Adjusted EBITDA consists of GAAP net income (loss) excluding the impact of the following: interest income and interest expense; income tax expense; depreciation and amortization; and share-based compensation.

MicroVision believes that the presentation of adjusted EBITDA provides important supplemental information to management and investors regarding financial and business trends, provides consistency and comparability with MicroVision’s past financial reports, and facilitates comparisons with other companies in the Company’s industry, many of which use similar non-GAAP financial measures to supplement their GAAP results. Internally, management uses this non-GAAP measure when evaluating operating performance because the exclusion of the items described above provides an additional useful measure of the Company’s operating results and facilitates comparisons of the Company’s core operating performance against prior periods and its business objectives. Externally, the Company believes that adjusted EBITDA is useful to investors in their assessment of MicroVision’s operating performance and the valuation of the Company.

Adjusted EBITDA is not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect all of the costs associated with the operations of MicroVision’s business as determined in accordance with GAAP. The Company expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from its non-GAAP financial measure should not be construed as an inference that these costs are unusual or infrequent. The Company compensates for limitations of the measure by prominently disclosing GAAP net income (loss), which the Company believes is the most directly comparable GAAP measure, and providing investors with a reconciliation from GAAP net income (loss) to adjusted EBITDA.

MicroVision has included a reconciliation of GAAP net income (loss) to adjusted EBITDA for the relevant periods in the financial tables of its earnings press release, which is included as Exhibit 99.1 to this report.

Forward-Looking Statements

Certain statements contained in this release, including the Company’s plans for product sales, progress on development, ability to meet and exceed customer expectations, cost effectiveness and statements using words such as “expect” “will” and “believe” are forward-looking statements that involve a number of risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include the risk its ability to operate with limited cash or to raise additional capital when needed; market acceptance of its technologies and products or for products incorporating its technologies; the failure of its commercial partners to perform as expected under its agreements, including from the impact of COVID-19 (coronavirus); its financial and technical resources relative to those of its competitors; its ability to keep up with rapid technological change; government regulation of its technologies; its ability to enforce its intellectual property rights and protect its proprietary technologies; the ability to obtain customers and develop partnership opportunities; the timing of commercial product launches and delays in product development; the ability to achieve key technical milestones in key products; dependence on third parties to develop, manufacture, sell and market its products; potential product liability claims; its ability to maintain its listing on The Nasdaq Stock Market, and other risk factors identified from time to time in the Company’s SEC reports, including the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other reports filed with the SEC. These factors are not intended to represent a complete list of the general or specific factors that may affect the Company. It should be recognized that other factors, including general economic factors and business strategies, may be significant, now or in the future, and the factors set forth in this release may affect the Company to a greater extent than indicated. Except as expressly required by federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changes in circumstances or any other reason.

MicroVision, Inc.
Balance Sheet
(In thousands)
(Unaudited)
	September 30,	December 31,
	2021	2020
Assets
Current Assets
Cash and cash equivalents	$125,135	$16,862
Inventory	1,182	—
Other current assets	2,780	698

Total current assets	129,097	17,560
Property and equipment, net	2,780	1,883
Operating lease right-of-use asset	652	946
Restricted cash	435	435
Intangible assets, net	127	164
Other assets	974	18

Total assets	$134,065	$21,006

Liabilities and Shareholders’ Equity
Current Liabilities
Accounts payable	$1,394	$630
Accrued liabilities	885	495
Contract liabilities	5,822	7,765
Other current liabilities	1,884	—
Current portion of long-term debt	685	431
Current portion of operating lease liability	691	676
Current portion of finance lease obligations	23	31

Total current liabilities	11,384	10,028
Long term debt, net of current portion	—	1,151
Operating lease liability, net of current portion	307	774
Finance lease obligations, net of current portion	27	44

Total liabilities	11,718	11,997

Commitments and contingencies
Shareholders’ Equity
Common stock at par value	164	153
Additional paid-in capital	738,991	601,224
Subscriptions receivable	—	(6,135)
Accumulated deficit	(616,808)	(586,233)

Total shareholders’ equity	122,347	9,009

Total liabilities and shareholders’ equity	$134,065	$21,006

MicroVision, Inc.

Statement of Operations

(In thousands, except earnings per share data)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
Product revenue	$—	$100	$—	$1,347
License and royalty revenue	718	539	1,943	1,323
Contract revenue	—	—	—	25

Total revenue	718	639	1,943	2,695

Cost of product revenue	(10)	—	(46)	1,394
Cost of contract revenue	—	—	—	4

Total cost of revenue	(10)	—	(46)	1,398

Gross margin	728	639	1,989	1,297

Research and development expense	5,791	1,972	17,629	7,262
Sales, marketing, general and administrative expense	5,006	1,485	15,608	4,536
Gain on disposal of fixed assets	—	—	—	(450)

Total operating expenses	10,797	3,457	33,237	11,348

Loss from operations	(10,069)	(2,818)	(31,248)	(10,051)
Gain on debt extinguishment	692	—	692	—
Other expense, net	(5)	(8)	(19)	(13)

Net loss	$(9,382)	$(2,826)	$(30,575)	$(10,064)

Net loss per share—basic and diluted	$(0.06)	$(0.02)	$(0.19)	$(0.07)

Weighted-average shares outstanding—basic and diluted	163,985	143,685	159,452	137,027

MicroVision, Inc.

Reconciliation of GAAP Net Loss to Non-GAAP Measure

(In thousands, except earnings per share data)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
GAAP net loss	$(9,382)	$(2,826)	$(30,575)	$(10,064)
Add Interest (net)	(1)	4	8	10
Add Income taxes	—	—	—	—
Add Depreciation & amorization	375	238	1,040	726
Add Share-based compensation expense	2,810	450	12,345	839

Adjusted EBITDA	$(6,198)	$(2,134)	$(17,182)	$(8,489)

Investor Relations Contact

David H. Allen

Darrow Associates, Inc.

408.427.4463

dallen@darrowir.com